SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 7, 2004

NTL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	File No. 000-22616	52-1822078
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Third Avenue, Suite 2863, New York, New York 10022
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (212) 906-8440

TABLE OF CONTENTS

Item 5. Other Events.
SIGNATURES
Exhibit 99.1

Item 5.    Other Events.

Exhibits

99.1  Press Release, dated April 7, 2004

On April 7, 2004, NTL Incorporated issued a press release announcing the consolidation over the next 18 months of its 13 customer service call centers, which support NTL’s UK home division, into three call centers equipped for growth.  Following an internal review, three specialist call centers will be retained and developed and will be supported by four sales and customer support sites, all located throughout the UK.  As part of the consolidation, NTL intends to make additional investments in technology and training in order to streamline processes and generate efficiencies.  As a result of these investments, NTL expects that in the medium term it will be able to deliver a higher level of customer service with up to 1,500 fewer positions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTL INCORPORATED

Dated: April 7, 2004	By:	/s/ Scott E. Schubert

Name: Scott E. Schubert
Title: Chief Financial Officer